Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2005, relating to the financial statements of Prosperity Bancshares, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Prosperity Bancshares, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 16, 2005